UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2017

Virtus Investment Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10994	95-4191764
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Pearl Street, 9th Floor Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 248-7971

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Offering of Common Stock

On January 26, 2017, we entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule I thereto (collectively, the “Common Stock Underwriters”), relating to the sale of 910,000 shares of our common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $110.00 per share (the “Common Stock Offering”). Under the terms of the Common Stock Underwriting Agreement, we granted the Common Stock Underwriters a 30-day option to purchase an additional 136,500 shares of Common Stock. The Common Stock Underwriting Agreement contains customary representations, warranties and conditions to closing. Under the Common Stock Underwriting Agreement, we have agreed to indemnify the Common Stock Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the Common Stock Underwriters may be required to make in respect of those liabilities. The foregoing description of the terms and conditions of the Common Stock Underwriting Agreement is qualified in its entirety by reference to the Common Stock Underwriting Agreement, which is incorporated herein by reference and attached hereto as Exhibit 1.1.

Offering of 7.25% Series D Mandatory Convertible Preferred Stock

On January 26, 2017, we entered into an underwriting agreement (the “MCPS Underwriting Agreement”) with Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule I thereto (collectively, the “MCPS Underwriters”), relating to the sale of 1,000,000 shares of our 7.25% Series D Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”), at a public offering price of $100.00 per share (the “MCPS Offering”). Under the terms of the MCPS Underwriting Agreement, we granted the MCPS Underwriters a 30-day option to purchase an additional 150,000 shares of our Mandatory Convertible Preferred Stock, which the MCPS Underwriters exercised in full on February 1, 2017. The MCPS Underwriting Agreement contains customary representations, warranties and conditions to closing. Under the MCPS Underwriting Agreement, we have agreed to indemnify the MCPS Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the MCPS Underwriters may be required to make in respect of those liabilities. The foregoing description of the terms and conditions of the MCPS Underwriting Agreement is qualified in its entirety by reference to the MCPS Underwriting Agreement, which is incorporated herein by reference and attached hereto as Exhibit 1.2.

Item 3.03.	Material Modification to the Rights of Security Holders

In connection with the MCPS Offering, on February 1, 2017, we filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of shares of the same series or of any other class or series, the terms and conditions of conversion and the voting rights. The Certificate of Designations became effective upon filing.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distributions will be declared or paid on shares of Common Stock or any other class or series of junior stock, and no Common Stock or any other class or series of junior or parity stock will be purchased, redeemed, or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock has been set aside for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Unless converted or redeemed earlier pursuant to the Certificate of Designations, each share of Mandatory Convertible Preferred Stock will convert automatically on the mandatory conversion date, which is expected to be February 3, 2020, into between 0.7576 and 0.9091 shares of Common Stock, subject to customary anti-dilution adjustments. The number of shares of Common Stock issuable upon conversion will be determined based on the average volume weighted average price per share of Common Stock over the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately prior to February 1, 2020. Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, at an annual rate of 7.25% of the liquidation preference of $100 per share, and may be paid in cash or, subject to certain limitations, in shares of Common Stock or any combination of cash and shares of Common Stock. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing on May 1, 2017 to, and including, February 1, 2020.

In addition, upon our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of our assets legally available for distribution to our stockholders after satisfaction of liabilities owed to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of any junior stock, including, without limitation, Common Stock.

We currently intend to use the net proceeds from the MCPS Offering, together with the net proceeds of the Common Stock Offering, cash on hand, proceeds from the sale of investments and borrowings pursuant to our committed debt financing, to finance our previously announced acquisition (the “RidgeWorth Acquisition”) of RidgeWorth Holdings, LLC (“RidgeWorth”) and to pay related fees and expenses.

If, prior to September 30, 2017, the merger agreement for the pending RidgeWorth Acquisition is terminated, the RidgeWorth Acquisition is not consummated or we determine in our reasonable judgment that the RidgeWorth Acquisition will not occur, we have the option to redeem all, but not less than all, of the Mandatory Convertible Preferred Stock as more fully described in the Certificate of Designations.

The summary of the Certificate of Designations is qualified in its entirely by reference to the text of the Certificate of Designations, which is included as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 1, 2017, we filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of shares of the same series or of any other class or series, the terms and conditions of conversion and the voting rights. The Certificate of Designations, a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K, became effective upon filing. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 26, 2017, by and among Virtus Investment Partners, Inc. and Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule I thereto, with respect to the Common Stock Offering

1.2	Underwriting Agreement, dated as of January 26, 2017, by and among Virtus Investment Partners, Inc. and Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule I thereto, with respect to the MCPS Offering

3.1	Certificate of Designations of the 7.25% Series D Mandatory Convertible Preferred Stock of Virtus Investment Partners, Inc., filed with the Secretary of State of the State of Delaware on February 1, 2017

4.1	Specimen 7.25% Series D Mandatory Convertible Preferred Stock share certificate (included in Exhibit 3.1)

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the Common Stock

5.2	Opinion of Willkie Farr & Gallagher LLP regarding the Mandatory Convertible Preferred Stock

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Date: February 1, 2017	By:	/s/ Michael A. Angerthal
	Name:	Michael A. Angerthal
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of January 26, 2017, by and among Virtus Investment Partners, Inc. and Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule I thereto, with respect to the Common Stock Offering

1.2	Underwriting Agreement, dated as of January 26, 2017, by and among Virtus Investment Partners, Inc. and Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule I thereto, with respect to the MCPS Offering

3.1	Certificate of Designations of the 7.25% Series D Mandatory Convertible Preferred Stock of Virtus Investment Partners, Inc., filed with the Secretary of State of the State of Delaware on February 1, 2017

4.1	Specimen 7.25% Series D Mandatory Convertible Preferred Stock share certificate (included in Exhibit 3.1)

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the Common Stock

5.2	Opinion of Willkie Farr & Gallagher LLP regarding the Mandatory Convertible Preferred Stock

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.2)